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                                                                     EXHIBIT 3.1

                               VISIO CORPORATION

                   Fourth Restated Articles of Incorporation



     Visio Corporation, a Washington corporation, by its President, hereby submits the following Fourth Restated Articles of Incorporation of said corporation, pursuant to provisions of RCW 23B.10.070, and resolutions duly adopted by the Board of Directors on July 23, 1997. These Fourth Restated Articles of Incorporation were duly approved by the Board of Directors in accordance with the provisions of RCW 23B.10.010 and 23B.10.020, and supersede the original Articles of Incorporation and all amendments and prior restatements thereto as of the date of their adoption.


                                ARTICLE 1.  NAME

     The name of this corporation is Visio Corporation.

                              ARTICLE 2.  DURATION


     This corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.

                         ARTICLE 3.  PURPOSE AND POWERS


     The purpose and powers of this corporation are as follows:

     3.1 To engage in the business of software development and commercialization.

     3.2 To engage in any and all activities that may, in the judgment of the Board of Directors, at any time be incidental or conducive to the attainment of the foregoing purpose.

     3.3 To exercise any and all powers that a corporation formed under the Washington Business Corporation Act, or any amendment thereto or substitute therefor, may at the time lawfully exercise.


                           ARTICLE 4.  CAPITAL STOCK

     4.1   Authorized Capital

     The total authorized stock of this corporation shall consist of 200,000,000 shares of Common Stock, par value $.01 per share, and 40,000,000 shares of Preferred Stock, par value $.01 per share.

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     4.2   Issuance of Preferred Stock in Series

     The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.


           4.2.1   Authority of the Board of Directors

     Authority is hereby expressly granted to the Board of Directors of this corporation, subject to the provisions of this Article 4 and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of each series the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

               (a) The number of shares of such series;

               (b)  The designation of such series;

               (c) The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

               (d) Whether the shares of such series shall be subject to redemption by this corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

               (e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

               (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or

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percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

               (h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

               (i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, this corporation; and

               (j) The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of this corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of this corporation or any other series of the same or any other class or classes of stock of this corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

          4.2.2   Dividends

     Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

          4.2.3   Voting

     The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters on which a separate class of this corporation's shareholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation's shareholders vote by class or series to the exclusion of the holders of the shares of such series.

          4.2.4   Issuance of Shares

     This corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as

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may be fixed from time to time by the Board of Directors, without action by the shareholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the Preferred Stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.


                         ARTICLE 5.  PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.


                         ARTICLE 6.  CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.


                               ARTICLE 7.  BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.


                    ARTICLE 8.  REGISTERED OFFICE AND AGENT

     The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:


                           Lawco of Washington, Inc.
                           1201 Third Avenue, 40th Floor
                           Seattle, Washington  98101-3099


                             ARTICLE 9.  DIRECTORS

     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.


              ARTICLE 10.  AMENDMENTS TO ARTICLES OF INCORPORATION

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

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                 ARTICLE 11.  LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendment to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


     ARTICLE 12.  SPECIAL MEETINGS OF SHAREHOLDERS

     The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation one or more written demands for such meeting, describing the purpose or purposes for which it is to be held; provided,
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however, that upon qualification of the corporation as a "public company" under
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RCW Title 23B the percentage of votes required to call a special meeting shall be 50%.



     DATED:  July 23, 1997


                           VISIO CORPORATION



                           By:
                              -------------------------------------------------
                              Jeremy Jaech, President

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